                                                                    Exhibit 21.1

LIST OF SUBSIDIARIES


                                               State or Country of
Name                                           Incorporation
----                                           -------------

RIC Investments, Inc.                          Delaware
Respironics (HK) Ltd.                          Hong Kong
RCM Manufacturing, Inc.                        Philippines
Sigma Manufacturing Ltd.                       Hong Kong
Wegot Investments Ltd.                         Hong Kong
Respironics Medical Products (Shenzhen) Ltd.   Hong Kong
Respironics Technologies Ltd.                  Hong Kong
Respironics Technologies (Guangzhou) Ltd.      China
Respironics France                             France
Respironics Colorado, Inc.                     Colorado
Respironics Deutschland GmbH and Co. KG        Germany
Respironics Verwaltungsgesellschaft GmbH       Germany
Respironics Georgia, Inc.                      Georgia
Respironics California, Inc.                   California
Respironics Healthscan, Inc.                   New Jersey
Respironics International, Inc.                Delaware